SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2005

Cytyc Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-27558	02-0407755
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Campus Drive, Marlborough, MA	01752
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 263-2900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 15, 2005, Cytyc Corporation (the “Company”) corrected a typographical error contained in the Company’s Third Amended and Restated Certificate of Incorporation, as amended (the “Original Charter”), by filing a Certificate of Correction (the “Correction Certificate”) to the Original Charter with the Delaware Secretary of State. The correction relates to an incorrect section cross-reference and does not affect the terms and provisions of the Original Charter. A Copy of the Correction Certificate is attached hereto as Exhibit 3.1.

On September 16, 2005, the Company filed with the Delaware Secretary of State the Fourth Restated Certificate of Incorporation of the Company (the “Restated Charter). The Restated Charter, attached hereto as Exhibit 3.2, restates and integrates and does not further amend the provisions of the Original Charter, as corrected by the Correction Certificate.

The descriptions of the Correction Certificate and the Restated Charter set forth herein do not purport to be complete and are qualified in their entirety by reference to the full text of the Correction Certificate and the Restated Charter attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

The following exhibits are furnished pursuant to Item 5.03:

Exhibit No.	Description
3.1	Certificate of Correction to the Third Amended and Restated Certificate of Incorporation, dated September 15, 2005.

3.2	Fourth Restated Certificate of Incorporation, dated September 16, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTYC CORPORATION

By:	/s/ Patrick J. Sullivan
Patrick J. Sullivan Chairman, Chief Executive Officer, and President

Date: September 20, 2005

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Correction to the Third Amended and Restated Certificate of Incorporation, dated September 15, 2005.

3.2	Fourth Restated Certificate of Incorporation, dated September 16, 2005.